Exhibit 99.1

News Release

January 9, 2020

Ashland Global Holdings Inc. announces pricing of senior euro-denominated notes offering by Ashland Services B.V.

WILMINGTON, DE. – Ashland Global Holdings Inc. (NYSE: ASH) today announced the pricing of an offering by its indirect, wholly owned subsidiary Ashland Services B.V. of €500 million (approximately $560 million) aggregate principal amount of 2.000% senior notes due 2028 (the “Notes”).

The Notes will be senior unsecured obligations of Ashland Services B.V. The offering is expected to close on January 23, 2020, subject to customary closing conditions.

The Notes will initially be guaranteed on an unsecured basis by each of Ashland Global Holdings Inc. and Ashland LLC, a wholly owned subsidiary of Ashland Global Holdings Inc. (together, the “Guarantees”).

Ashland intends to use the net proceeds of the offering (after deducting initial purchasers’ discounts and other fees and expenses), together with other funds of Ashland LLC or its subsidiaries, to purchase in cash tender offers a portion of (x) Ashland LLC’s outstanding 4.750% Senior Notes due 2022 having an aggregate purchase price of up to $575 million and (y) Hercules LLC’s outstanding 6.600% Debentures due 2027, Ashland LLC’s outstanding 6.875% Senior Notes due 2043 and Hercules LLC’s outstanding 6.500% Junior Subordinated Debentures due 2029, collectively having an aggregate purchase price of up to $250 million, subject to the order of priority and proration provisions and other offer terms previously announced by Ashland Global Holdings Inc. (the “Tender Offers”), and to pay fees and expenses associated therewith. The Notes offering is not conditioned on the completion of the Tender Offers.

The Notes are being offered in the United States to (i) qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the Guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to U.S. persons without registration under the Securities Act or the securities laws of any other jurisdiction or an applicable exemption from the registration requirements.

This news release shall not constitute an offer to sell, or a solicitation of an offer to buy, any security, including the Notes, in any jurisdiction in which such offer, solicitation, or sale  would be unlawful. This press release shall not constitute an offer to purchase with respect to the notes to be tendered in connection with the Tender Offers.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). This announcement does not constitute an advertisement for the purposes of the Prospectus Regulation.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate.  No key information document (KID) required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty materials company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical.  At Ashland, we are approximately 4,700 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries.  Visit ashland.com to learn more.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology.  In addition, Ashland may from time to time make forward-looking statements in its annual report to shareholders, quarterly reports and other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications.  These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances.  These statements include, but may not be limited to, statements about the potential Notes offering, including the expected closing of such offering, and the use of proceeds therefrom, including in connection with the Tender Offers.  Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov.  Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved.  Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.  Information on Ashland’s website is not incorporated into or a part of this news release.

FOR FURTHER INFORMATION:
Investor Relations:
Seth A. Mrozek
+1 (302) 594-5010
samrozek@ashland.com

Media Relations:
Joy L. Brock
+1 (859) 815-3793
jlbrock@ashland.com